Exhibit 2(i)















                           AGREEMENT AND PLAN OF MERGER



                           DATED AS OF OCTOBER 7, 1996



                                      AMONG



                     COMPUTER ASSOCIATES INTERNATIONAL, INC.,



                            TSE-TSEHESE-STAESTSE, INC.



                                       AND



                             CHEYENNE SOFTWARE, INC.

                                TABLE OF CONTENTS


                                                                    Page

                                    ARTICLE I

                                    THE OFFER

         SECTION 1.1.  The Offer..................................    1
         SECTION 1.2.  Company Action.............................    2
         SECTION 1.3.  Directors..................................    4


                                    ARTICLE II

                                    THE MERGER

         SECTION 2.1.  The Merger.................................    5
         SECTION 2.2.  Conversion of Shares.......................    5
         SECTION 2.3.  Surrender and Payment......................    6
         SECTION 2.4.  Dissenting Shares..........................    7
         SECTION 2.5.  Stock Options..............................    8


                                   ARTICLE III

                            THE SURVIVING CORPORATION

         SECTION 3.1.  Certificate of Incorporation...............    9
         SECTION 3.2.  Bylaws.....................................    9
         SECTION 3.3.  Directors and Officers.....................    9


                                    ARTICLE IV

                          REPRESENTATIONS AND WARRANTIES

         SECTION 1.1.  Representations and Warranties of the
                         Company..................................    9
              (a)  Organization, Standing and Corporate Power.....    9
              (b)  Subsidiaries...................................   10
              (c)  Capital Structure..............................   11
              (d)  Authority; Noncontravention....................   12
              (e)  SEC Documents; Financial Statements;
                     No Undisclosed Liabilities...................   13
              (f)  Disclosure Documents...........................   14
              (g)  Absence of Certain Changes or Events...........   15
              (h)  Litigation.....................................   16




                                                                    Page


              (i)  Absence of Changes in Stock and Benefit Plans..   17
              (j)  Participation and Coverage in Benefit Plan.....   17
              (k)  ERISA Compliance...............................   18
              (l)  Taxes .......................................19
              (m)  State Takeover Statutes; Rights Agreement......   21
              (n)  Brokers; Schedule of Fees and Expenses.........   21
              (o)  Permits; Compliance with Laws..................   21
              (p)  Contracts; Debt Instruments....................   22
              (q)  Opinion of Financial Advisor...................   24
              (r)  Interests of Officers and Directors............   24
              (s)  Technology.....................................   24
              (t)  Change of Control..............................   26

         SECTION 4.2.  Representations and Warranties of Parent
                         and Merger Subsidiary....................   26

              (a)  Organization, Standing and Corporate Power.....   26
              (b)  Authority; Noncontravention....................   26
              (c)  Disclosure Documents...........................   27
              (d)  Brokers........................................   28
              (e)  Delaware Law...................................   28
              (f)  Financing......................................   28


                                    ARTICLE V

                             COVENANTS OF THE COMPANY

         SECTION 5.1.  Conduct of Business........................   28
         SECTION 5.2.  Stockholder Meeting; Proxy Material........   31
         SECTION 5.3.  Access to Information......................   31
         SECTION 5.4.  Other Offers...............................   32
         SECTION 5.5.  State Takeover Statutes; Rights Agreement..   33


                                    ARTICLE VI

                    COVENANTS OF PARENT AND MERGER SUBSIDIARY

         SECTION 6.1.  Obligations of Merger Subsidiary...........   33
         SECTION 6.2.  Voting of Shares...........................   33
         SECTION 6.3.  Indemnification............................   33
         SECTION 6.4.  Employees..................................   34













                                                                    Page


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         SECTION 7.1.  HSR Act Filings; Reasonable Efforts;
                         Notification.............................   34
         SECTION 7.2.  Public Announcements.......................   37
         SECTION 7.3.  Confidentiality............................   37


                                   ARTICLE VIII

                             CONDITIONS TO THE MERGER

         SECTION 8.1.  Conditions to the Obligations of
                         Each Party...............................   38


                                    ARTICLE IX

                                   TERMINATION

         SECTION 9.1.  Termination................................   38
         SECTION 9.2.  Effect of Termination......................   39


                                    ARTICLE X

                                GENERAL PROVISIONS

         SECTION 10.1.  Nonsurvival of Representations and
                          Warranties..............................   39
         SECTION 10.2.  Notices...................................   39
         SECTION 10.3.  Amendments; No Waivers....................   40
         SECTION 10.4.  Fees and Expenses.........................   41
         SECTION 10.5.  Successors and Assigns....................   42
         SECTION 10.6.  Governing Law.............................   42
         SECTION 10.7.  Counterparts; Effectiveness;
                          Interpretation..........................   42




















                   AGREEMENT AND PLAN OF MERGER dated as of
                   October 7, 1996 among Computer Associates
                   International, Inc., a Delaware corporation
                   ("Parent"), Tse-Tsehese-Staestse, Inc., a
                   Delaware corporation and a wholly owned sub-sidiary of Parent ("Merger Subsidiary"), and Cheyenne Software, Inc., a Delaware corpora tion (the "Company").


                   The parties agree as follows:


                                    ARTICLE I

                                    THE OFFER

                   SECTION 1.1.  The Offer.  (a)  Provided that nothing
         shall have occurred that would result in a failure to satisfy any of the conditions set forth in Annex I hereto, Merger Sub-sidiary shall, as promptly as practicable after the date hereof, but in no event later than five business days following the public announcement of the terms of this Agreement, com-mence an offer (the "Offer") to purchase all of the outstanding shares of common stock, par value $.01 per share (the
         "Shares"), including the associated Rights (defined below in
         Section 4.1(c)) of the Company at a price of $30.50 per Share (including such associated Rights), net to the seller in cash.
         The Offer shall be subject to the condition that there shall be validly tendered in accordance with the terms of the Offer prior to the expiration date of the Offer and not withdrawn a number of Shares which, together with the Shares then owned by Parent and Merger Subsidiary, represents at least a majority of the total number of outstanding Shares, assuming the exercise of all outstanding options, rights and convertible securities
         (if any) and the issuance of all Shares that the Company is obligated to issue (such total number of outstanding Shares being hereinafter referred to as the "Fully Diluted Shares")
         (the "Minimum Condition") and to the other conditions set forth in Annex I hereto. Parent and Merger Subsidiary expressly reserve the right to waive the conditions to the Offer; pro-vided that, without the written consent of the Company, no change may be made which changes the form of consideration to be paid, decreases the price per Share or the number of Shares sought in the Offer, imposes conditions to the Offer in addi-tion to those set forth in Annex I, changes or waives the Mini-mum Condition, extends the Offer (except as set forth in the following sentence), or makes any other change to any condition







         to the Offer set forth in Annex I which is adverse to the hold-ers of Shares. Subject to the terms of the Offer in this Agre-ement and the satisfaction (or waiver to the extent permitted by this Agreement) of the conditions to the Offer, Merger Sub-sidiary shall accept for payment all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the applicable expiration date of the Offer and shall pay for all such Shares promptly after acceptance; provided that Merger Subsidiary may extend the Offer if, at the scheduled expiration date of the Offer or any extension thereof any of the conditions to the Offer shall not have been satisfied, until such time as such conditions are satisfied or waived, and Merger Subsidiary may extend the Offer for a further period of time of not more than 20 business days to meet the objective (which is not a condition to the Offer) that there be validly tendered, in accordance with the terms of the Offer, prior to the expiration date of the Offer (as so extended) and not with-drawn a number of Shares, which together with Shares then owned by Parent and Merger Subsidiary, represents at least 90% of the Fully Diluted Shares. Subject to Section 9.1, if the condition set forth in clause (ii) of the first paragraph of Annex I is not satisfied as of the date the Offer would otherwise have expired, Merger Subsidiary shall extend the Offer until the earlier of (i) the date that is 30 days after the first sched-uled expiration date and (ii) the date the condition set forth in clause (ii) of the first paragraph of Annex I is satisfied.

                   (b) As soon as practicable on the date of commence-ment of the Offer, Parent and Merger Subsidiary shall (i) file with the SEC (defined below in Section 4.1(a)) a Tender Offer Statement on Schedule 14D-1 with respect to the Offer which will contain the offer to purchase and form of the related let-ter of transmittal (together with any supplements or amendments thereto, collectively the "Offer Documents") and (ii) cause the Offer Documents to be disseminated to holders of Shares. Par-ent, Merger Subsidiary and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect. Parent and Merger Sub-sidiary agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-1 prior to its being filed with the SEC.

                   SECTION 1.2. Company Action. (a) The Company hereby consents to the Offer and represents that its Board of










         Directors, at a meeting duly called and held, has (i) unani-mously determined that this Agreement and the transactions con-templated hereby, including the Offer and the Merger (defined below in Section 2.1), are fair to and in the best interest of the Company's stockholders, (ii) unanimously approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, which approval satisfies in full the requirements of Section 203 of the General Corporation Law of the State of Delaware (the "Delaware Law"), and (iii) unani-mously resolved to recommend acceptance of the Offer and approval and adoption of this Agreement and the Merger by its stockholders. The Company further represents that Lazard Freres & Co. LLC has delivered to the Company's Board of Direc-tors its opinion that the consideration to be paid in the Offer and the Merger is fair to the holders of Shares from a finan-cial point of view. The Company has been advised that all of its directors and executive officers presently intend either to tender their Shares pursuant to the Offer or to vote in favor of the Merger. The Company will promptly furnish Parent and Merger Subsidiary with a list of its stockholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of Shares and lists of securities positions of Shares held in stock deposito-ries, in each case as of the most recent practicable date, and will provide to Parent and Merger Subsidiary such additional information (including, without limitation, updated lists of stockholders, mailing labels and lists of securities positions) and such other assistance as Parent or Merger Subsidiary may reasonably request in connection with the Offer.

                   (b) As soon as practicable on the day that the Offer is commenced the Company will file with the SEC and disseminate to holders of Shares a Solicitation/Recommendation Statement on
         Schedule 14D-9 (the "Schedule 14D-9") which shall reflect the recommendations of the Company's Board of Directors referred to above, subject to the fiduciary duties of the Board of Direc-tors of the Company as advised in writing by Wachtell, Lipton, Rosen & Katz, counsel to the Company. The Company, Parent and Merger Subsidiary each agrees promptly to correct any informa-tion provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect. The Company agrees to take all steps neces-sary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given a rea-sonable opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the SEC.











                   SECTION 1.3. Directors. (a) Effective upon the acceptance for payment by Merger Subsidiary of a majority of the Shares pursuant to the Offer, Parent shall be entitled to designate the number of directors, rounded up to the next whole number, on the Company's Board of Directors that equals the product of (i) the total number of directors on the Company's Board of Directors (giving effect to the election of any addi-tional directors pursuant to this Section) and (ii) the per-centage that the number of Shares owned by Parent or Merger Subsidiary (including Shares accepted for payment) bears to the total number of Shares outstanding, and the Company shall take all action necessary to cause Parent's designees to be elected or appointed to the Company's Board of Directors, including, without limitation, increasing the number of directors, or seeking and accepting resignations of incumbent directors, or both; provided that, prior to the Effective Time (defined below in Section 2.1), the Company's Board of Directors shall always have one member who is neither a designee nor an affiliate of Parent or Merger Subsidiary nor an employee of the Company (an "Independent Director"). If the number of Independent Direc-tors is reduced below one for any reason prior to the Effective Time, the departing Independent Director shall be entitled to designate a person to fill such vacancy. No action proposed to be taken by the Company to amend or terminate this Agreement or waive any action by Parent or Merger Subsidiary shall be effec-tive without the approval of the Independent Director. At such times, the Company will use its best efforts to cause individu-als designated by Parent to constitute the same percentage as such individuals represent on the Company's Board of Directors of (x) each committee of the Board, (y) each board of directors of each subsidiary (defined below in Section 4.1(a)) and (z) each committee of each such board.

                   (b) The Company's obligations to appoint designees to the Board of Directors shall be subject to Section 14(f) of the Exchange Act (defined below in Section 4.1(d)) and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.3 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 to fulfill its obligations under this Section 1.3. Parent will supply to the Company in writing and be solely responsible for any informa-tion with respect to itself and its nominees, officers, direc-tors and affiliates required by Section 14(f) and Rule 14f-1.













                                    ARTICLE II

                                    THE MERGER

                   SECTION 2.1. The Merger. (a) At the Effective Time, Merger Subsidiary shall be merged (the "Merger") with and into the Company in accordance with the Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

                   (b) The closing of the Merger (the "Closing") shall take place on the later of (x) November 30, 1996 and (y) the first business day on which all of the conditions set forth in
         Article VIII hereof shall be fulfilled or waived in accordance with this Agreement. As soon as practicable following the Closing, the Company and Merger Subsidiary will file a certifi-cate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or, with the consent of the Independent Director, at such later time as is specified in the certificate of merger (the "Effec-tive Time").

                   (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, dis-abilities and duties of the Company and Merger Subsidiary, all as provided under Delaware Law.

                   SECTION 2.2.  Conversion of Shares.  At the Effective
         Time:

                        (a) each Share held by the Company as treasury stock or owned by Parent, Merger Subsidiary or any subsid-iary of either of them immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

                        (b) each share of common stock of Merger Sub-sidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of com-mon stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capi-tal stock of the Surviving Corporation; and











                        (c) each Share outstanding immediately prior to the Effective Time shall, except as otherwise provided in
              Section 2.2(a) or as provided in Section 2.4 with respect to Shares as to which appraisal rights have been exer-cised, be converted into the right to receive $30.50 in cash or any higher price paid for each Share in the Offer, without interest (the "Merger Consideration").

                   SECTION 2.3. Surrender and Payment. (a) Prior to the Effective Time, Parent shall appoint a bank or trust com-pany (the "Exchange Agent") for the purpose of exchanging cer-tificates representing Shares for the Merger Consideration. Parent will make available to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of the Shares (the "Exchange Fund"). For purposes of determining the Merger Consideration to be made available, Parent shall assume that no holder of Shares will perfect his right to appraisal of his Shares. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of Shares at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Shares to the Exchange Agent). The Exchange Agent shall, pursuant to irre-vocable instructions, make the payments provided in this Sec-tion 2.3. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.

                   (b) Each holder of Shares that have been converted into a right to receive the Merger Consideration, upon sur-render to the Exchange Agent of a certificate or certificates representing such Shares, together with a properly completed letter of transmittal covering such Shares and such other docu-ments as may be reasonably requested, will be entitled to receive the Merger Consideration payable in respect of such Shares. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes, only the right to receive such Merger Consideration.

                   (c) If any portion of the Merger Consideration is to be paid to a person other than the registered holder of the Shares represented by the certificate or certificates surren-dered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.









         For purposes of this Agreement, "person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or politi-cal subdivision or any agency or instrumentality thereof.

                   (d) After the Effective Time, there shall be no fur-ther registration of transfers of Shares. If, after the Effec-tive Time, certificates representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

                   (e) Any portion of the Exchange Fund made available to the Exchange Agent pursuant to Section 2.3(a) that remains unclaimed by the holders of Shares six months after the Effec-tive Time shall be returned to Parent, upon demand, and any such holder who has not exchanged his Shares for the Merger Consideration in accordance with this Section 2.3 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of his Shares. Notwithstanding the foregoing, Parent shall not be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed by holders of Shares immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any person previously entitled hereto.

                   (f) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.3(a) to pay for Shares for which appraisal rights have been perfected shall be returned to Parent, upon demand.

                   SECTION 2.4.  Dissenting Shares.  Notwithstanding
         Section 2.2, Shares outstanding immediately prior to the Effec-tive Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with Delaware Law shall not be converted into a right to receive the Merger Consider-ation, unless such holder fails to perfect or withdraws or oth-erwise loses his right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The









         Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

                   SECTION 2.5. Stock Options. (a) At the Effective Time, each of the then outstanding Company Options (defined below) shall by virtue of the Merger, and without any further action on the part of any holder thereof, become fully exercis-able and vested and be assumed by Parent and converted into an option to purchase that number of shares of common stock, par value $.10 per share ("Parent Common Stock"), of Parent deter-mined by multiplying the number of Shares subject to such Com-pany Option at the Effective Time by the quotient obtained by dividing (x) $30.50 by (y) the average closing price of Parent Common Stock on the New York Stock Exchange Composite Tape for the 20 consecutive trading days immediately prior to the Effec-tive Time (such quotient, the "Conversion Number"), at an exer-cise price per share of Parent Common Stock equal to the quo-tient obtained by dividing (x) the exercise price per Share of such Company Option immediately prior to the Effective Time by
         (y) the Conversion Number. If the foregoing calculation results in an assumed Company Option being exercisable for a fraction of a share of Parent Common Stock, then the number of shares of Parent Common Stock subject to such option shall be rounded down to the nearest whole number of shares. Except as otherwise set forth in this Section 2.5, the term, status as an "incentive stock option" under Section 422 of the Internal Rev-enue Code of 1986, as amended, and the rules and regulations thereunder (the "Code"), if applicable, and all other terms and conditions of the Company Options will, to the extent permitted by law and otherwise reasonably practicable, be unchanged. The Company shall take, or cause to be taken, all actions which are necessary, proper or advisable under the Stock Plans to make effective the transactions contemplated by this Section 2.5. "Company Options" means any option granted, and not exercised or expired, to a current or former employee, director or inde-pendent contractor of the Company or any of its subsidiaries or any predecessor thereof to purchase Shares pursuant to any stock option, stock bonus, stock award, or stock purchase plan, program, or arrangement of the Company or any of its subsidiar-ies or any predecessor thereof (collectively, the "Stock Plans") or any other contract or agreement entered into by the Company or any of its subsidiaries.

                   (b) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery pursuant to the terms set forth in this Section 2.5. Parent shall cause the shares of Parent Com-mon Stock issuable upon exercise of the assumed Company Options to be registered, or to be issued pursuant to a then effective









         registration statement, no later than 90 days after the Effec-tive Time on Form S-8 promulgated by the SEC and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as such assumed Company Options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, Parent shall administer the Company Options assumed pursuant to this Section 2.5 in a manner that complies with Rule 16b-3 promulgated by the SEC under the Exchange Act, but shall have no responsibility for such compliance by the Company or its predecessors.


                                   ARTICLE III

                            THE SURVIVING CORPORATION

                   SECTION 3.1. Certificate of Incorporation. The cer-tificate of incorporation of Merger Subsidiary in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with appli-cable law, except that the name of the Surviving Corporation shall be changed to the name of the Company.

                   SECTION 3.2. Bylaws. The bylaws of Merger Subsid-iary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with appli-cable law.

                   SECTION 3.3. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of the Merger Subsidiary at the Effective Time shall be the officers of the Surviving Corporation.


                                    ARTICLE IV

                          REPRESENTATIONS AND WARRANTIES

                   SECTION 4.1. Representations and Warranties of the Company. The Company represents and warrants to Parent and Merger Subsidiary as follows:

                   (a) Organization, Standing, and Corporate Power. Each of the Company and each of its Significant Subsidiaries is a corporation duly organized, validly existing and in good









         standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and author-ity to carry on its business as now being conducted. Each of the Company and each of its Significant Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a mate-rial adverse effect on the financial condition, business or results of operations of the Company and its subsidiaries taken as a whole except that occurrences due solely to a disruption of the Company's or its subsidiary's businesses solely as a result of the announcement of the execution of this Agreement and the transactions proposed to be consummated by this Agree-ment shall be excluded from consideration for purposes of the effect of an action or inaction on the Company and its subsid-iaries taken as a whole (a "Material Adverse Effect"). The Company has delivered to Parent complete and correct copies of its Certificate of Incorporation and By-Laws and the certifi-cates of incorporation and by-laws of its Significant Subsid-iaries which are incorporated in the United States, in each case as amended to the date of this Agreement. For purposes of this Agreement, a "subsidiary" of any person means another per-son, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other govern-ing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; and a "Significant Subsidiary" means any subsidiary of a person that constitutes a significant subsidiary of such person within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC").

                   (b) Subsidiaries. Section 4.1(b) of the disclosure schedule delivered by the Company to Parent and Merger Subsid-iary prior to the execution of this Agreement (the "Disclosure Schedule") lists each subsidiary of the Company and its respec-tive jurisdiction of incorporation and indicates whether such subsidiary is a Significant Subsidiary. All the outstanding shares of capital stock of each such subsidiary have been val-idly issued and are fully paid and nonassessable and are owned by the Company, by another subsidiary of the Company or by the Company and another such subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any other limitation or restriction










         (including any restriction on the right to vote, sell or other-wise dispose of such capital stock), other than such Liens, limitations or restrictions arising in the ordinary and normal course under applicable law. Except for the capital stock of its subsidiaries, the Company does not own, directly or indi-rectly, any capital stock or other ownership interest in any person.

                   (c) Capital Structure. The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). At the time of execution of this Agreement, (i) 37,711,424 shares of Common Stock were issued and outstanding, including associated Preferred Share Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of April 15, 1996 (the "Rights Agreement"), between the Company and Continental Stock Transfer and Trust Company, as Rights Agent (the "Rights Agent"), (ii) no shares of Preferred Stock were issued and outstanding, (iii) 2,343,900 shares of Common Stock were held by the Company in its treasury or by any of the Company's subsidiaries, and (iv) 5,161,716 shares of Common Stock were reserved for issuance pursuant to outstanding Company Options. Except as set forth above, at the time of execution of this Agreement, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Stock Plans will be, when issued, duly autho-rized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Other than the Shares, there are not any bonds, debentures, notes or other indebtedness or secu-rities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth above and in Section 4.1(c) of the Disclo-sure Schedule, there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or under-takings of any kind to which the Company or any of its subsid-iaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Com-pany or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstand-ing rights, commitments, agreements, arrangements or undertak-ings of any kind obligating the Company or any of its subsid-iaries to repurchase, redeem or otherwise acquire any shares of capital stock or other voting securities of the Company or any









         of its subsidiaries or any securities of the type described in the two immediately preceding sentences (other than in connec-tion with the exercise of outstanding Company Options). The Company has delivered to Parent complete and correct copies of the Stock Plans and all forms of Company Options. Section 4.1(c) of the Disclosure Schedule sets forth a complete and accurate list of all Company Options outstanding as of the date of this Agreement and the exercise price of each outstanding Company Option.

                   (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and, except for any required approval by the Com-pany's stockholders in connection with the consummation of the Merger, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, except for any required approval by the Company's stockholders in con-nection with the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and, assum-ing this Agreement constitutes a valid and binding agreement of Parent and Merger Subsidiary, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provi-sions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termina-tion, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets, of the Company or any of its subsidiaries under, (i) the Certificate of Incorpo-ration or By-Laws of the Company or the comparable charter or organizational documents of any of its Significant Subsidiar-ies, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, con-cession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (ii) or
         (iii) above, any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate could not rea-sonably be expected to (A) have a Material Adverse Effect, (B) impair the ability of the Company to perform its obligations









         under this Agreement or (C) prevent or materially delay consum-mation of any of the transactions contemplated by this Agree-ment. No consent, approval, order or authorization of, or reg-istration, declaration or filing with or exemption by (col-lectively, "Consents") any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing of a premerger noti-fication and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (ii) compli-ance with any applicable requirements of the Securities Ex-change Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), (iii) the filing of a certifi-cate of merger in accordance with Delaware Law and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) such notices, filings and consents as may be required under relevant state property transfer laws, and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings as (A) may be required under the laws of any for-eign country in which the Company or any of its subsidiaries conducts any business or owns any property or assets or (B) as to which the failure to obtain or make could not reasonably be expected to (x) have a Material Adverse Effect or (y) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

                   (e) SEC Documents; Financial Statements; No Undis-closed Liabilities. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since July 1, 1993 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), or the Exchange Act, as the case may be, applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or neces-sary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Docu-ments comply as to form in all material respects with appli-cable accounting requirements and the published rules and regu-lations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles









         (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the con-solidated financial position of the Company and its consoli-dated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Com-pany Filed SEC Documents, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) and there is no existing condition, situation or set of circumstances which are required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto, except for liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                   (f) Disclosure Documents. (i) Each document required to be filed by the Company with the SEC in connection with the transactions contemplated by this Agreement (the "Com-pany Disclosure Documents"), including, without limitation, the
         Schedule 14D-9, the proxy or information statement of the Com-pany (the "Company Proxy Statement"), if any, to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act.

                   (ii) At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time such stockholders vote on adop-tion of this Agreement, the Company Proxy Statement, as supple-mented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not mis-leading. At the time of the filing of any Company Disclosure Document other than the Company Proxy Statement and at the time of any distribution thereof, such Company Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representa-tions and warranties contained in this Section 4.1(f)(ii) will not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the










         Company in writing by Parent or Merger Subsidiary specifically for use therein.

                   (iii) The information with respect to the Company or any subsidiary that the Company furnishes to Parent or Merger Subsidiary in writing specifically for use in the Offer Docu-ments will not, at the time of the filing thereof, at the time of any distribution thereof and at the time of the consummation of the Offer, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                   (g) Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Company Filed SEC Documents") and in Section 4.1(g) of the Disclosure Schedule, since June 30, 1996, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any event, occurrence or development of a state of circumstances which has had or could reasonably be expected to have a Material Adverse Effect, (ii) any declara-tion, setting aside or payment of any dividend or other distri-bution (whether in cash, stock or property) with respect to any of the Company's capital stock or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any outstanding shares of capital stock or other securities of the Company or any of its subsidiaries, (iii) any split, combi-nation or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (A) any granting by the Com-pany or any of its subsidiaries to any current or former direc-tor, officer or employee of the Company or any of its subsid-iaries of any increase in compensation or benefits or severance or termination pay or benefits, except in the ordinary course of business consistent with past practice or as was required under employment, severance or termination agreements or plans in effect as of June 30, 1996, or (B) any entry by the Company or any of its subsidiaries into any employment, deferred com-pensation, severance or termination agreement with any such current or former director, officer or employee, except in the ordinary course of business consistent with past practice, (v) any damage, destruction or loss, whether or not covered by insurance, that has had or could have a Material Adverse Effect, (vi) any change in accounting methods, principles or practices by the Company or any of its subsidiaries, except insofar as may have been required by a change in generally accepted accounting principles, (vii) any amendment of any









         material term of any outstanding security of the Company or any of its subsidiaries, (viii) any incurrence, assumption or guar-antee by the Company or any of its subsidiaries of any indebt-edness for borrowed money in the amount of more than $1,000,000 in the aggregate, (ix) any creation or assumption by the Com-pany or any of its subsidiaries of any Lien on any asset other than in the ordinary course of business consistent with past practice, but in no event in the amount of more than $500,000 for any one transaction or $1,000,000 in the aggregate, (x) any making of any loan, advance or capital contributions to or investment in any person other than in the ordinary course of business consistent with past practice, but in no event in the amount of more than $500,000 for any one transaction or $1,000,000 in the aggregate and other than investments in mar-ketable securities made in the ordinary course of business con-sistent with past practice, (xi) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its subsidiaries relating to its assets or business (including the acquisition or disposition of any assets or the merger or consolidation with any person) or any relinquishment by the Company or any of its subsidiaries of any contract or other right, in either case, material to the Company and its subsidiaries taken as a whole, other than transactions and com-mitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement, but (without the consent of Parent which shall not be unreasonably withheld or delayed) in no event representing commitments on behalf of the Company or any of its subsidiaries of more than $500,000 for any transaction or $1,000,000 for any series of transactions, (xii) any material labor dispute, other than rou-tine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its subsidiaries, which employees were not subject to a collective bargaining agreement at June 30, 1996, or any material lockouts, strikes, slowdowns, work stop-pages or threats thereof by or with respect to such employees or (xiii) any agreement, commitment, arrangement or undertaking by the Company or any of its subsidiaries to perform any action described in clauses (i) through (xii).

                   (h) Litigation. Except as disclosed in the Company Filed SEC Documents or in Section 4.1(h) of the Disclosure Schedule, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to (i) have a Mate-rial Adverse Effect, (ii) impair the ability of the Company to perform its obligations under this Agreement or (iii) prevent or materially delay the consummation of the Offer, the Merger










         or any of the other transactions contemplated by this Agree-ment, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect. Section 4.1(h) of the Disclosure Schedule sets forth as of the date hereof, with respect to any pending suit, action or proceeding to which the Company or any its subsidiaries is a party and which involves claims which if adversely determined would exceed $500,000, the forum, the par-ties thereto, the subject matter thereof and the amount of dam-ages claimed.

                   (i) Absence of Changes in Stock and Benefit Plans. Except as disclosed in the Company Filed SEC Documents or Sec-tion 4.1(i) of the Disclosure Schedule, since June 30, 1996, there has not been (i) any adoption or amendment by the Company or any of its subsidiaries of any Stock Plan or any accelera-tion, amendment or change of the period of exercisability or vesting of any Company Options or restricted stock, stock bonus or other awards under the Stock Plans (including any discre-tionary acceleration of the exercise periods or vesting by the Company's Board of Directors or any committee thereof or any other persons administering a Stock Plan) or authorization of cash payments in exchange for any Company Options, restricted stock, stock bonus or other awards granted under any of such Stock Plans; or (ii) any adoption or amendment by the Company or any of its subsidiaries of any collective bargaining agree-ment or any bonus, pension, profit sharing, deferred compensa-tion, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, stock appreciation right, retire-ment, vacation, severance, disability, death benefit, hospital-ization, medical, workers' compensation, supplementary unem-ployment benefits or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries or any beneficiary thereof entered into, maintained or contributed to, as the case may be, by the Company or any of its subsidiaries (collectively, "Benefit Plans") where the expense of such Ben-efit Plan, or amendment thereto, as the case may be, is mate-rial, other than those Benefit Plans maintained outside of the United States primarily for the benefit of persons substan-tially all of whom are non-resident aliens with respect to the United States ("Foreign Benefit Plans").

                   (j) Participation and Coverage in Benefit Plan. Except for amendments and other actions described in Section 4.1(i) of the Disclosure Schedule, except with respect to changes required by applicable law, and except as disclosed in










         the Company Filed SEC Documents or Section 4.1(j) of the Dis-closure Schedule, there has been no written interpretation or announcement (whether or not written) by the Company or any of its subsidiaries relating to, or change in employee participa-tion or coverage under, any Benefit Plan, other than a Foreign Benefit Plan, which would increase materially the expense of maintaining such Benefit Plan above the level of the expense incurred in respect thereof for the fiscal year ended on June 30, 1996.

                   (k) ERISA Compliance. (i) Section 4.1(k) of the Disclosure Schedule contains a list of (A) all "employee pen-sion benefit plans" (defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), "employee welfare benefit plans" (defined in Section 3(l) of ERISA) and all other Benefit Plans maintained, or contributed to, by the Company or any of its subsidiaries or ERISA affili-ates (defined below) for the benefit of any current or former employees, officers or directors of the Company or any of its subsidiaries or ERISA affiliates or under which the Company or any of its subsidiaries or ERISA affiliates has any liability other than Foreign Benefit Plans ("U.S. Benefit Plans") and (B) all Stock Plans. For purposes of this Agreement, "ERISA affiliate" of the Company means any person which, together with the Company or any of its subsidiaries, would be treated as a single employer under Section 414 of the Code. The only Ben-efit Plans described in clause (A) of the preceding sentence which constitute an "employee pension benefit plan" defined in
         Section 3(2) of ERISA (the "Pension Plans") are identified as such in Section 4.1(k) of the Disclosure Schedule.

                  (ii) Each material U.S. Benefit Plan has been main-tained and administered in compliance in all material respects with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, and is, to the extent required by applicable law or contract, fully funded without having any material deficit or material unfunded actuarial liability. Any Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and, except as set forth in Section 4.1(k) of the Disclosure Schedule, nothing has occurred to cause the loss of such qualified status except where such occurrence could reasonably be expected to be cured without the incurrence by the Company of any liability or expense that would be material to the Company and its subsid-iaries.

                 (iii) No Benefit Plan is covered by Title IV of ERISA or Section 412 of the Code. Neither the Company nor any of its subsidiaries has incurred or expects to incur any liability









         under Title IV of ERISA that has not already been satisfied or any liability or penalty under Section 4975 or 4980B of the Code or Section 502(i) of ERISA that has not already been sat-isfied.

                  (iv) Except as disclosed in Section 4.1(k)(iv) of the Disclosure Schedule, there are no pending or anticipated claims against or otherwise involving any of the Benefit Plans and no suit, action or other litigation has been brought against or with respect to any Benefit Plan (excluding, in each case, claims for benefits incurred in the ordinary course of Benefit Plan activities) which would be material to the Company and its Subsidiaries.

                   (v) All material contributions, reserves or premium payments required to be made as of the date hereof to or with respect to the Benefit Plans have been made or provided for except to the extent failure to do so would not impair the con-tinued operation of the relevant Benefit Plan.

                  (vi)  Except as required by law or as disclosed in
         Section 4.1(k)(vi) of the Disclosure Schedule, neither the Com-pany nor any of its subsidiaries has any material obligations for post-retirement or post-termination health and life bene-fits under any U.S. Benefit Plan.

                   (l) Taxes. As used in this Agreement, "tax" or "taxes" shall include all Federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges or assessments of any nature whatsoever as well as any interest, penalties and additions thereto. Except as disclosed in Schedule 4.1(l) of the Disclosure Schedule:

                   (i) The Company and each of its subsidiaries have timely filed all tax returns, statements, reports and forms required to be filed with any tax authority and in accordance with all applicable laws. All such tax returns are correct and complete in all material respects. All taxes owed by the Com-pany and any of its subsidiaries (whether or not shown on any tax return) have been paid other than where failure to do so could reasonably be expected to be cured without the incurrence by the Company of any material liability. There are no mate-rial Liens on any of the assets of the Company or any of its subsidiaries that arose in connection with any failure (or alleged failure) to pay any tax.

                  (ii) The Company and each of its subsidiaries has withheld and timely paid all taxes required to have been with-held and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or









         other third party other than where failure to do so could rea-sonably be expected to be cured without the incurrence by the Company of any material liability.

                 (iii) Neither the Company nor any of its subsidiaries expect any authority to assess any additional taxes against the Company or any of its subsidiaries for any period for which tax returns have been filed. No dispute or claim concerning any tax liability of the Company or any of its subsidiaries has been proposed or claimed in writing by any authority.

                  (iv) Neither the Company nor any of its subsidiaries has waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assess-ment or deficiency.

                   (v) Neither the Company nor any of its subsidiaries has filed a consent pursuant to Section 341(f) of the Code con-cerning collapsible corporations. Neither the Company nor any of its subsidiaries is a party to any tax allocation or sharing agreement. Neither the Company nor any of its subsidiaries has any material liability for the taxes of any person (other than the Company and any of its subsidiaries that is currently a member of the Company's affiliated group filing a consolidated federal income tax return) under Treas. Reg. Sect. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (vi) As of the date of the most recent financial statements included in the Company Filed SEC Documents, the unpaid taxes of the Company and its subsidiaries did not exceed the liability for taxes (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of such financial state-ments.

                 (vii) Neither the Company nor any of its subsidiaries is required to include in income any adjustment pursuant to
         Section 481(a) of the Code (or similar provisions of other law or regulations) in its current or in any future taxable period by reason of a change in accounting method; nor does the Com-pany or any of its subsidiaries have any knowledge that the Internal Revenue Service (or other taxing authority) has pro-posed or is considering proposing, any such change in account-ing method. Neither the Company nor any of its subsidiaries is a party to any agreement, contract, or arrangement that, indi-vidually or collectively, could give rise to the payment of any material amount (whether in cash or property, including Shares) that would not be deductible pursuant to the terms of Sections










         162(a)(1), other than amounts which may be required to be capi-talized pursuant to Section 263 or other applicable sections of the Code, 162(m), 162(n) or 280G of the Code.

                   (m) State Takeover Statutes; Rights Agreement. (i) The Board of Directors of the Company has approved the Offer, the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Offer, the Merger, this Agreement and the other transactions contemplated hereby, the provisions of Section 203 of Delaware Law. To the best of the Company's knowledge, no other "fair price", "moratorium", "control share acquisition", or other anti-takeover statute or similar statute or regulation, applies or purports to apply to the Offer, the Merger, this Agreement or any of the other transactions contem-plated hereby.

                  (ii) The Company has delivered to Parent a complete and correct copy of the Rights Agreement, including all amend-ments and exhibits thereto. The Company has taken, and as soon as possible after the date hereof (but in no event later than two business days after the date hereof), the Rights Agent will take, all actions necessary or appropriate to amend the Rights Agreement to ensure that the execution of this Agreement, the announcement or making of the Offer, the acquisition of Shares pursuant to the Offer and the Merger and the other transactions contemplated in this Agreement will not cause Parent or any of its affiliates to be considered an Acquiring Person (defined in the Rights Agreement), the occurrence of a Distribution Date or Shares Acquisition Date (each defined in the Rights Agreement) or the separation of the Rights from the underlying Shares, and will not give the holders thereof the right to acquire securi-ties of any party hereto.

                   (n) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Lazard Freres & Co. LLC and Broadview Associates LLC, the fees and expenses of which will be paid by the Company (and a copy of whose engagement letters and a calculation of the fees that would be due thereunder has been provided to Par-
         ent), is entitled to any broker's, finder's, financial advi-sor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrange-ments made by or on behalf of the Company or any of its subsid-iaries. Assuming consummation of the Offer and the Merger, no such engagement letter obligates the Company to continue to use their services or pay fees or expenses in connection with any future transaction.

                   (o) Permits; Compliance with Laws. Each of the Com-pany and its subsidiaries has in effect all federal, state,









         local and foreign governmental approvals, authorizations, cer-tificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit except for the absence of Permits and for defaults under Permits which absence or defaults, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have been, and are, in compliance in all material respects with all applicable statutes, laws or material ordinances, regulations, rules, judgments, decrees or orders of any Governmental Entity, and neither the Company nor any of its subsidiaries has received any notice from any Governmental Entity or any other person that either the Company or any of its subsidiaries is in violation of, or has violated, in any material respect any applicable statutes, laws or material ordinances, regulations, rules, judgments, decrees or orders.

                   (p) Contracts; Debt Instruments. (i) Except as otherwise disclosed in Section 4.1(p)(i)(A)-(F) of the Disclo-sure Schedule, neither the Company nor any of its subsidiaries is a party to or subject to:

                   (A) any union contract, or any employment, consult-ing, severance, termination, or indemnification agreement, contract or arrangement providing for future payments, written or oral, with any current or former officer, con-sultant, director or employee which (1) exceeds $200,000 per annum or (2) requires aggregate annual payments or total payments over the life of such agreement, contract or arrangement to such current or former officer, consult-ant, director or employee in excess of $100,000 or $250,000, respectively, and is not terminable by it or its subsidiary on 30 days' notice or less without penalty or obligation to make payments related to such termination;

                   (B) any joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of revenues of $1,000,000 per annum or more with other persons;

                   (C) any lease for real or personal property in which the amount of payments which the Company is required to make on an annual basis exceeds $1,000,000;

                   (D) to the Company's knowledge, any material agree-ment, contract, policy, license, Permit document instru-ment, arrangement or commitment which has not been termi-nated or performed in its entirety and not renewed which









              may be, by its terms, terminated, impaired or adversely affected by reason of the execution of this Agreement, the closing of the Offer or the Merger, or the consummation of the other transactions contemplated hereby;

                   (E) any agreement, contract, policy, license, Per-mit, document, instrument, arrangement or commitment that limits in any material respect the freedom of the Company or any subsidiary of the Company to compete in any line of business or with any person or in any geographic area or which would so limit in any material respect the freedom of the Company or any subsidiary of the Company after the Effective Time; or

                   (F) any other agreement, contract, policy, license, Permit, document, instrument, arrangement or commitment not made in the ordinary course of business which is mate-rial to the Company and its subsidiaries taken as a whole.

                   (ii) Neither the Company nor any subsidiary of the Company is in default in any material respect under the terms of any exclusive license or distribution agreement or arrange-ment that, by its terms, provides for payments to the Company or any of its subsidiaries of $500,000 or more per annum. To the knowledge of the Company, as of the date hereof, none of the parties to any of the contracts identified in Section 4.1(p)(i)(A)-(F) of the Disclosure Schedule or otherwise dis-closed in the Company Filed SEC Documents has terminated, or in any way expressed an intent to materially reduce or terminate the amount of, its business with the Company or any of its sub-sidiaries in the future.

                  (iii) Set forth in Section 4.1(p)(iii) of the Disclo-sure Schedule is (A) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company or any of its subsidiaries in an aggregate principal amount in excess of $500,000 is outstanding or may be incurred and (B) the respective principal amounts currently outstanding there-under. For purposes of this Section 4.1(p)(iii), "indebted-ness" shall mean, with respect to any person, without duplica-tion, (A) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such per-son, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such person upon which interest charges are customarily paid, (D) all obligations of such person under conditional sale or other title retention agreements relating to property pur-chased by such person, (E) all obligations of such person issued or assumed as the deferred purchase price of property or









         services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (F) all capitalized lease obligations of such person, (G) all obligations of others secured by any Lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (H) all obligations of such person under interest rate or currency swap transactions (valued at the ter-mination value thereof), (I) all letters of credit issued for the account of such person (excluding letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business), (J) all obligations of such person to purchase securities (or other property) which arises out of or in connection with the sale of the same or substantially similar securities or property, and
         (K) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person.

                   (q) Opinion of Financial Advisor. The Company has received the opinion of Lazard Freres & Co. LLC, dated the date hereof, a copy of which has been or, within three business days of the date hereof, will be provided to Parent, to the effect that, as of such date, the consideration to be paid in the Offer and the Merger is fair to the Company's stockholders from a financial point of view.

                   (r) Interests of Officers and Directors. None of the Company's or any of its subsidiaries' officers or directors has any interest in any property, real or personal, tangible or intangible, including inventions, patents, copyrights, trade-marks, trade names, trade secrets or knowhow, used in or per-taining to the business of the Company or that of its subsid-iaries, or any supplier, distributor or customer of the Company or any of its subsidiaries, except for the normal rights of a stockholder and rights under existing employee benefit plans and except for any such interest which would not be required to be disclosed under the Exchange Act.

                   (s) Technology. (i) The Company and its subsidiar-ies exclusively own, or are licensed to use, the rights to all patents, trademarks, trade names, service marks, copyrights and any applications therefor, maskworks, net lists, schematics, inventories, technology, trade secrets, source codes, know-how, computer software programs or applications and tangible or intangible proprietary information or material that in any material respect are used or proposed by the Company to be used in the business of the Company and any of its subsidiaries as currently conducted or proposed by the Company to be conducted (the "Company Intellectual Property Rights"). Section









         4.1(s)(i) of the Disclosure Schedule lists, as of the date hereof, all material: (A) patents, trademarks, trade names, service marks, registered and unregistered copyrights, and any applications therefor included in the Company Intellectual Property Rights, the Company's currently marketed software products and a list of which, if any, of such products have been registered for copyright protection with the United States Copyright Office and any foreign offices; and (B) licenses and other agreements to which the Company or any of its subsidiar-ies is a party and pursuant to which the Company or any of its subsidiaries is authorized to use any Company Intellectual Property Right. Neither the Company nor any of its subsidiar-ies is, or as a result of the execution, delivery or perfor-mance of the Company's obligations hereunder will be, in mate-rial violation of, or lose any rights pursuant to, any material license or agreement described in Section 4.1(s) of the Disclo-sure Schedule.

                  (ii) As of the date hereof, no claims with respect to the Company Intellectual Property Rights have been asserted or, to the knowledge of the Company, are threatened by any person nor does the Company or any subsidiary of the Company know of any valid grounds for any bona fide claims against the use by the Company or any subsidiary of the Company of any Company Intellectual Property Rights. All granted and issued patents and all registered trademarks and service marks listed in Sec-tion 4.1(s)(i) of the Disclosure Schedule and all copyrights held by the Company or any of its subsidiaries are valid, enforceable and subsisting. To the Company's knowledge, as of the date hereof, there has not been and there is not any mate-rial unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, employee or former employee.

                 (iii) No Company Intellectual Property Right is sub-ject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Company Intellectual Property Right, except infringement indemnities agreed to in the ordinary course included as part of the Company's license agreements. Neither the Company nor any of its subsidiaries has entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any Company Intellectual Property Right owned by the Company. The Company and its subsidiaries have the exclusive right to file, prosecute and maintain all applications and registrations with










         respect to the Company Intellectual Property Rights owned by the Company.

                   (t) Change of Control. Except as set forth in Sec-tion 4.1(i), 4.1(p)(i)(A) or 4.1(t) of the Disclosure Schedule, the execution and delivery of this Agreement and the consumma-tion of the transactions contemplated hereby will not (i) result in or increase in any material respect the amount of any payment or benefit (including a payment or benefit contingent on the occurrence of one or more events including, without lim-itation, termination of employment) becoming due to any current or former employee, director or independent contractor of the Company or any of its subsidiaries, from the Company or any of its subsidiaries under the terms of any Stock Plan, Benefit Plan or employment or change of control agreement, or (ii) result in the acceleration of the time of payment, exercise or vesting of any such payment or benefits.

                   SECTION 4.2. Representations and Warranties of Par-ent and Merger Subsidiary. Parent and Merger Subsidiary repre-sent and warrant to the Company as follows:

                   (a)  Organization, Standing and Corporate Power.
         Each of Parent and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted.

                   (b) Authority; Noncontravention. Parent and Merger Subsidiary have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contem-plated by this Agreement have been duly authorized by all nec-essary corporate action on the part of Parent and Merger Sub-sidiary. This Agreement has been duly executed and delivered by Parent and Merger Subsidiary and, assuming this Agreement constitutes a valid and binding agreement of the Company, con-stitutes a valid and binding obligation of such party, enforce-able against such party in accordance with its terms. The execution and delivery of this Agreement do not, and the con-summation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of Parent or Merger









         Subsidiary or the comparable charter or organizational docu-ments of any other subsidiary of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or Merger Subsidiary or their respective properties or assets or (iii) subject to the govern-mental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Merger Subsidiary or any other subsidiary of Parent or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (A) have a material adverse effect on Parent and its subsidiaries taken as a whole,
         (B) impair the ability of Parent and Merger Subsidiary to per-form their respective obligations under this Agreement or (C) prevent the consummation of any of the transactions contem-plated by this Agreement. No Consent is required by or with respect to Parent, Merger Subsidiary or any other subsidiary of Parent in connection with the execution and delivery of this Agreement or the consummation by Parent or Merger Subsidiary, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the filing of a premerger noti-fication and report form under the HSR Act, (ii) compliance with any applicable requirements of the Exchange Act, (iii) the filing of a certificate of merger in accordance with Delaware Law and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business,
         (iv) such notices, filings and consents as may be required under relevant state property transfer laws and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings as (A) may be required under the laws of any foreign country in which the Company or any of its sub-sidiaries conducts any business or owns any property or assets or (B) as to which the failure to obtain or make could not rea-sonably be expected to (x) have a Material Adverse Effect or
         (y) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

                   (c) Disclosure Documents. (i) The information with respect to Parent and its subsidiaries that Parent furnishes to the Company in writing specifically for use in any Company Dis-closure Document will not contain, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (A) in the case of the Company Proxy Statement at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time the stockholders vote on adoption of this Agreement, and (B) in the









         case of any Company Disclosure Document other than the Company Proxy Statement, at the time of the filing thereof and at the time of any distribution thereof.

                  (ii) The Offer Documents, when filed, will comply as to form in all material respects with the applicable require-ments of the Exchange Act and will not at the time of the fil-ing thereof, at the time of any distribution thereof or at the time of consummation of the Offer, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the cir-cumstances under which they were made, not misleading, pro-vided, that this representation and warranty will not apply to statements or omissions in the Offer Documents based upon information furnished to Parent or Merger Subsidiary in writing by the Company specifically for use therein.

                   (d) Brokers. No broker, investment banker, finan-cial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commis-sion in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Par-ent or Merger Subsidiary.

                   (e) Delaware Law. As of the time immediately prior to the execution of this Agreement, neither Parent nor any of its subsidiaries was (i) an "interested stockholder", as such term is defined in Section 203 of the Delaware Law or (ii) an Acquiring Person under the Rights Agreement.

                   (f) Financing. Parent will provide or cause to be provided to Merger Subsidiary the funds necessary to consummate the Offer and the Merger in accordance with their terms and the terms of this Agreement.


                                    ARTICLE V

                             COVENANTS OF THE COMPANY

                   SECTION 5.1. Conduct of Business. During the period from the date of this Agreement to the Effective Time, the Com-pany shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course in substantially the same manner as heretofore conducted and, to the extent con-sistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, lic-ensees, distributors and others having business dealings with









         them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to, without the prior written approval of Parent:

                   (a)(i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capi-tal stock, other than dividends and distributions by any direct or indirect wholly owned subsidiary of the Company to its par-ent, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its sub-sidiaries or any other securities thereof or any rights, war-rants or options to acquire any such shares or other securities (other than in connection with the exercise of Company Op-tions);

                   (b) issue, deliver, sell, pledge or otherwise encum-ber any shares of its capital stock, any other voting securi-ties or any securities convertible into, or any rights, war-rants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of Shares upon the exercise of Company Options outstanding on the date of this Agreement in accordance with their terms on such date);

                   (c) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

                   (d)(i) mortgage or otherwise encumber or subject to any Lien, any of the Company Intellectual Property Rights or any other material properties or assets, (ii) except in the ordinary course of business consistent with past practice and pursuant to existing contracts or commitments, sell, lease, transfer or otherwise dispose of any of the Company Intellec-tual Property Rights or any other material properties or assets, or (iii) except in the ordinary course of business con-sistent with past practice or pursuant to existing contracts or commitments, license any of the Company Intellectual Property Rights;

                   (e) make or agree to make any new capital expendi-tures individually in excess of $250,000;

                   (f) make any material tax election (unless required by law) or settle or compromise any material income tax lia-bility;











                   (g) pay, discharge or satisfy any claims, liabili-ties or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice and in accordance with their terms, of (i) liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company Filed SEC Documents or (ii) liabilities incurred in the ordinary course of business consistent with past practice, or, subject to the fiduciary duties of the Board of Directors of the Company as advised in writing by Wachtell, Lipton, Rosen & Katz, counsel to the Company, waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agree-ment to which the Company or any of its subsidiaries is a party;

                   (h) commence a lawsuit other than (i) for the rou-tine collection of bills or (ii) to enforce this Agreement or
         (iii) in such cases where the Company in good faith determines that the failure to commence suit would result in a material impairment of a valuable aspect of the Company's business, pro-vided that the Company consults with Parent prior to filing such suit;

                   (i)(i)  enter into or amend any employment agreement,
         (ii) enter into any customer sale or license agreement with non-standard terms or at discounts from list prices from that typically granted to similarly situated customers in accordance with past practice; provided that such action with respect to a customer sale or license agreement that is immaterial in amount and term will not be deemed to violate this provision if the Company has (A) used its best efforts to ensure compliance with this provision and (B) taken prompt corrective action in the event of a violation sufficient to ensure that no similar vio-lation will occur in the future, (iii) pay commissions to sales employees except pursuant to quarterly draws consistent with past practice or on the basis of executed customer contracts with respect to products actually delivered to customers, (iv) without the consent of Parent which shall not be unreasonably withheld or delayed, enter into any contract or series of related contracts in excess of $500,000 for any contract or $1,000,000 for any series of related contracts, (v) enter into or amend any agreement or arrangement for professional services or advice except in the ordinary course of business consistent with past practice, (vi) enter into any customer agreements providing for product replacements except in the ordinary course of business consistent with past practice or (vii) make any determination as to amounts payable under any plan,










         arrangement, or agreement, providing for discretionary incen-tive compensation or bonus to any officer, director, employee or independent contractor of the Company or any of its subsid-iaries;

                   (j) hire additional employees except in accordance with existing budgets; provided that the aggregate number of employees of the Company and its subsidiaries shall not be increased by more than eight percent per quarter over the num-ber of employees on the date of this Agreement;

                   (k) authorize any of, or commit or agree to take any of, the foregoing actions; or

                   (l)(i) take or agree or commit to take any action that would make any representation or warranty of the Company hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

                   SECTION 5.2. Stockholder Meeting; Proxy Material. The Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held as soon as reasonably practicable following Merger Subsidiary's acquisition of Shares in the Offer for the purpose of voting on the approval and adoption of this Agreement and the Merger unless a vote of stockholders of the Company is not required by Delaware Law. The Directors of the Company shall, subject to their fiduciary duties as advised in writing by Wachtell, Lipton, Rosen & Katz, counsel to the Company, recommend approval and adoption of this Agreement and the Merger by the Company's stockholders. In connection with such meeting, the Company (i) will promptly prepare and file with the SEC, will use all reasonable efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (ii) subject to the fiduciary duties of the Board of Directors of the Company as advised in writing by Wachtell, Lipton, Rosen & Katz, counsel to the Company, will use its best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and
         (iii) will otherwise comply with all legal requirements appli-cable to such meeting.

                   SECTION 5.3. Access to Information. From the date hereof until the Effective Time, the Company will give Parent, its counsel, financial advisors, auditors and other authorized representatives access (during normal business hours and upon









         reasonable notice) to the offices, properties, books and records of the Company and the subsidiaries, will furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and will instruct the Company's employees, counsel and finan-cial advisors to cooperate with Parent in its investigation of the business of the Company and the subsidiaries; provided that no investigation pursuant to this Section 5.3 shall affect any representation or warranty given by the Company to Parent here-under.

                   SECTION 5.4. Other Offers. Until the termination of this Agreement, the Company and its subsidiaries will not, and will not authorize or permit the officers, directors, employees or other agents of the Company and its subsidiaries to, directly or indirectly, (i) take any action to solicit, ini-tiate or encourage any Acquisition Proposal (defined below) or
         (ii) subject to the fiduciary duties of the Board of Directors of the Company under applicable law, as advised in writing by Wachtell, Lipton, Rosen & Katz, counsel to the Company, engage in negotiations with, or disclose any nonpublic information relating to the Company or any of its subsidiaries or afford access to the properties, books or records of the Company or any of its subsidiaries to, any person that has advised the Company or otherwise publicized the fact that such person may be considering making, or that has made, an Acquisition Pro-posal; provided, nothing herein shall prohibit the Company's Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act. The Company will promptly notify Parent after receipt of any Acquisition Proposal or any notice that any person is consider-ing making an Acquisition Proposal or any request for nonpublic information relating to the Company or any of its subsidiaries or for access to the properties, books or records of the Com-pany or any of its subsidiaries by any person that has advised the Company or otherwise publicized the fact that such person may be considering making, or that has made, an Acquisition Proposal and will keep Parent informed of the status and details of any such Acquisition Proposal, indication or request. For purposes of this Agreement, "Acquisition Pro-posal" means any offer or proposal for, or any written indica-tion of interest in, a merger or other business combination involving the Company or any of its subsidiaries or the acqui-sition of any significant equity interest in, or a significant portion of the assets of, the Company or any of its subsidiar-ies, other than the transactions contemplated by this Agree-ment.










                   SECTION 5.5. State Takeover Statutes; Rights Agree-ment. (a) If any "fair price", "control share acquisition", "moratorium" or other anti-takeover statute, or similar statute or regulation shall become applicable to the Offer, the Merger or this Agreement, or any other transactions contemplated hereby, the Company and its Board of Directors shall take all action necessary to ensure that the Offer, the Merger and the other transactions contemplated hereby, may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger and the other transactions contem-plated hereby.

                   (b)  Except as otherwise provided in Section
         4.1(m)(ii), the Company shall not redeem the Rights or amend (other than to delay the Distribution Date or to render the Rights inapplicable to the Offer and the Merger) or terminate the Rights Agreement prior to the Effective Time unless required to do so by a court of competent jurisdiction.


                                    ARTICLE VI

                    COVENANTS OF PARENT AND MERGER SUBSIDIARY

                   SECTION 6.1. Obligations of Merger Subsidiary. Par-ent will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consum-mate the Offer and the Merger on the terms and conditions set forth in this Agreement.

                   SECTION 6.2. Voting of Shares. Parent agrees to make a quorum and vote all Shares acquired in the Offer or oth-erwise beneficially owned by it in favor of adoption of this Agreement at the Company Stockholder Meeting.

                   SECTION 6.3. Indemnification. For six years after the Effective Time, Parent will indemnify and hold harmless the present and former officers, directors, employees and agents of the Company (the "Indemnified Parties") in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided under the Company's certificate of incorpora-tion and bylaws in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. For four years after the Effective Time, Parent will cause the Surviving Corporation to provide officers' and directors' liability insurance in respect of acts or omissions occurring on or prior to the Effective Time covering each such person currently covered by










         the Company's officers' and directors' liability insurance pol-icy on terms substantially similar to those of such policy in effect on the date hereof, provided that in satisfying its obligation under this Section, Parent shall not be obligated to cause the Surviving Corporation to pay premiums in excess of 105% of the amount per annum the Company paid in its last full fiscal year, which amount has been disclosed to Parent and if the Surviving Corporation is unable to obtain the insurance required by this Section 6.3, it shall obtain as much compara-ble insurance as possible for an annual premium equal to such maximum amount. Without limitation of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connec-tion with any matter relating to the Merger, the Offer or this Agreement occurring on or prior to the Effective Time, Parent shall pay as incurred such Indemnified Party's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith.

                   SECTION 6.4. Employees. (a) Parent agrees to honor in accordance with their terms all Benefit Plans (including employment agreements) previously delivered to Parent and all accrued benefits vested thereunder; it being understood and agreed that nothing in this Section 6.4(a) shall prevent Parent from terminating any such Benefit Plan in accordance with its terms. For purposes of this Section 6.4(a), any Benefit Plan that is a Company Filed SEC Document shall be deemed to have been delivered to Parent.

                   (b) Parent agrees to provide employees of the Com-pany and its subsidiaries retained by Parent with employee ben-efits in the aggregate no less favorable than those benefits provided to Parent's similarly situated employees; provided that Parent shall be under no obligation to retain any employee or group of employees of the Company or its subsidiaries.


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

                   SECTION 7.1. HSR Act Filings; Reasonable Efforts; Notification. (a) Each of Parent and the Company shall (i) promptly make or cause to be made the filings required of such party or any of its subsidiaries under the HSR Act with respect to the transactions contemplated by this Agreement, (ii) comply at the earliest practicable date with any request under the HSR Act for additional information, documents, or other material received by such party or any of its subsidiaries from the Fed-eral Trade Commission or the Department of Justice or any other









         Governmental Entity in respect of such filings or such transac-tions, and (iii) cooperate with the other party in connection with any such filing and in connection with resolving any investigation or other inquiry of any such agency or other Gov-ernmental Entity under any Antitrust Laws (defined below) with respect to any such filing or any such transaction. Each party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Entity regarding any such filings or any such transaction. Neither party shall participate in any meet-ing with any Governmental Entity in respect of any such fil-ings, investigation, or other inquiry without giving the other party notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and par-ticipate.

                   (b) Each of Parent and the Company shall use all reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other fed-eral, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In con-nection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) chal-lenging any transaction contemplated by this Agreement as vio-lative of any Antitrust Law, and, if by mutual agreement, Par-ent and the Company decide that litigation is in their best interests, each of Parent and the Company shall cooperate and use all reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary, or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of any such transaction. Each of Parent and the Company shall use all reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execu-tion of this Agreement.

                   (c) Subject to the fiduciary duties of the Board of Directors of the Company as advised in writing by Wachtell, Lipton, Rosen & Katz, counsel to the Company, each of the par-ties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all









         things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all other neces-sary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all other neces-sary registrations and filings (including other filings with Governmental Entities, if any), (ii) the obtaining of all nec-essary consents, approvals or waivers from third parties, (iii) the preparation of the Company Disclosure Documents and the Offer Documents, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

                   (d) Notwithstanding anything to the contrary in Sec-tion 7.1(a), (b) or (c), (i) neither Parent nor any of its sub-sidiaries shall be required to divest any of their respective businesses, product lines or assets, (ii) neither Parent nor any of its subsidiaries shall be required to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a material adverse effect on the business, assets, financial condition, results of operations or prospects of Parent and its subsidiaries taken as a whole or of Parent combined with the Surviving Corporation after the Effec-tive Time, (iii) neither the Company nor its subsidiaries shall be required to divest any of their respective businesses, prod-uct lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect, and (iv) no party shall be required to agree to the imposition of or to comply with, any condition, obligation or restriction on Parent or any of its subsidiaries or on the Surviving Corporation or any of its subsidiaries of the type referred to in clause (a) or (b) of Annex I and (v) neither Parent nor Merger Subsidiary shall be required to waive any of the conditions to the Offer set forth in Annex I or any of the conditions to the Merger set forth in Section VIII.

                   (e) Each party shall give prompt notice to the other parties upon learning of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inac-curate in any respect or (ii) the failure by it to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.










                   (f) The Company shall give prompt notice to Parent, and Parent or Merger Subsidiary shall give prompt notice to the Company, of

                        (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contem-plated by this Agreement;

                       (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and

                      (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting it or any of its subsidiaries (x) which, in the case of the Company, if pending on the date of this Agree-ment would have been required to have been disclosed pur-suant to Section 4.1(g), 4.1(h), 4.1(i), 4.1(k), 4.1(l) or
              4.1(s) or (y) in the case of any party, which relate to the consummation of the transactions contemplated by this Agreement.

                   SECTION 7.2. Public Announcements. Parent and Merger Subsidiary, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Offer and the Merger, and shall not issue any such press release or make any such public statement prior to such consul-tation, except as may be required by applicable law, court pro-cess or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transac-tions contemplated by this Agreement will be in the form previ-ously agreed to by the parties.

                   SECTION 7.3. Confidentiality. Parent and its sub-sidiaries will hold, and will cause their Representatives (defined in the Confidentiality Agreement, dated October 1, 1996 (the "Confidentiality Agreement"), between Parent and the Company) to hold, any Evaluation Material (defined in the Con-fidentiality Agreement) (including any stockholder information provided pursuant to this Agreement) in confidence in accor-dance with the terms of the Confidentiality Agreement.












                                   ARTICLE VIII

                             CONDITIONS TO THE MERGER

                   SECTION 8.1. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub-sidiary to consummate the Merger are subject to the satisfac-tion of the following conditions:

                   (i) if required by Delaware Law, this Agreement shall have been adopted by the stockholders of the Company in accordance with such Law;

                  (ii) any applicable waiting period under the HSR Act relating to the Merger shall have expired;

                 (iii) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall pro-hibit the consummation of the Merger;

                  (iv) Parent or Merger Subsidiary shall have purchased Shares in an amount equal to at least the Minimum Condi-tion pursuant to the Offer; and

                   (v) other than the filing of the certificate of merger in accordance with Delaware Law, all Consents required to permit the consummation of the Merger includ-ing those set forth in Sections 4.1(d) and 4.2(b) shall have been filed, occurred or been obtained (other than any such Consents the failure to file, occur or obtain in the aggregate, could not reasonably be expected to (i) have a Material Adverse Effect or (ii) prevent or materially delay the consummation of the Merger).


                                    ARTICLE IX

                                   TERMINATION

                   SECTION 9.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agree-ment by the stockholders of the Company):

                        (a) by mutual written consent of the Company and Parent;

                        (b)  by either the Company or Parent, if the
              Merger has not been consummated by April 7, 1997 (provided that the party seeking to terminate this Agreement shall









              not have breached its obligations under this Agreement in any material respect);

                        (c) by either the Company or Parent, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judg-ment, injunction, order or decree enjoining Parent or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

                        (d)  by either the Company or Parent, (x) if
              Parent shall have failed to commence the Offer within five business days following the date of this Agreement (pro-vided that Parent shall not be entitled to terminate this Agreement pursuant to this sub-clause (x) as a result of its breach of this Agreement), (y) if Parent or Merger Subsidiary shall not have purchased any Shares pursuant to the Offer prior to February 21, 1997 or (z) if the Offer shall have been terminated without Parent or Merger Sub-sidiary having purchased any Shares pursuant to the Offer;

                        (e) by Parent, upon the occurrence of any Trig-ger Event described in clauses (i) through (iii) of Sec-tion 10.4(b); or

                        (f) by the Company, upon the occurrence of any Trigger Event described in clause (i) of Section 10.4(b).

                   SECTION 9.2. Effect of Termination. If this Agree-ment is terminated pursuant to Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto or their respective officers and directors, except that the agreements contained in Sections 7.3, 10.4 and 10.6 shall survive the termination hereof.


                                    ARTICLE X

                                GENERAL PROVISIONS

                   SECTION 10.1. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 10.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                   SECTION 10.2. Notices. All notices, requests and other communications under this Agreement shall be in writing









         and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) or by telecopy (with copies by overnight courier) to the parties at the fol-lowing addresses (or at such other address for a party as shall be specified by like notice):

                   (a)  if to Parent or Merger Subsidiary, to

                        Computer Associates International, Inc.
                        One Computer Associates Plaza
                        Islandia, New York  11788-7000

                        Attention:  Sanjay Kumar
                                    President and
                                    Chief Operating Officer
                        Fax:  (516) 342-3300

                        with a copy to:

                        Howard, Darby & Levin
                        1330 Avenue of the Americas
                        New York, New York  10019

                        Attention:  Scott F. Smith
                        Fax:  212-841-1010


                   (b)  if to the Company, to

                        Cheyenne Software, Inc.
                        3 Expressway Plaza
                        Roslyn Heights, New York  11577

                        Attention:  ReiJane Huai
                                    Chairman and Chief Executive Officer
                        Fax:  (516) 465-5977

                        with a copy to:

                        Wachtell, Lipton, Rosen & Katz
                        51 West 52nd Street
                        New York, New York  10019

                        Attention:  Barry A. Bryer
                        Fax:  212-403-2000

                   SECTION 10.3. Amendments; No Waivers. (a) Any pro-vision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in










         writing and signed, in the case of an amendment, by the Com-pany, Parent and Merger Subsidiary or in the case of a waiver, by the party against whom the waiver is to be effective; pro-vided that after the adoption of this Agreement by the stock-holders of the Company, no such amendment or waiver shall, without the further approval of such stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company,
         (ii) any term of the certificate of incorporation of the Sur-viving Corporation or (iii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Com-pany.

                   (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and reme-dies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                   SECTION 10.4.  Fees and Expenses.

                   (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agree-ment shall be paid by the party incurring such cost or expense.

                   (b) The Company agrees to pay Parent a fee in imme-diately available funds, promptly, but in no event later than two business days, after the termination of this Agreement as a result of the occurrence of any of the events set forth below (a "Trigger Event") in an amount equal to (x) $37,500,000, in the case of the occurrence of a Trigger Event described in clause (i) or (iii) below and (y) $20,000,000, in the case of the occurrence of a Trigger Event described in clause (ii) below:

                   (i) the Company shall have entered into, or shall have publicly announced its intention to enter into, an agreement or an agreement in principle with respect to any Acquisition Proposal;

                  (ii) the Company shall have breached or failed to perform in any respect any of its obligations, covenants or agreements under this Agreement or any representation or warranty of the Company set forth in this Agreement (other than any breaches or failures to perform or comply that, in the aggregate, do not have a Material Adverse Effect); or









                 (iii) the Board of Directors of the Company (or any special committee thereof) shall have withdrawn or materi-ally modified its approval or recommendation of the Offer, the Merger or this Agreement.

                   (c) If this Agreement is terminated as a result of the occurrence of a Trigger Event, in addition to any amounts paid or payable by the Company to Parent pursuant to Section 10.4(b), the Company shall assume and pay, or reimburse Parent for, all fees payable and expenses incurred by Parent (includ-ing the fees and expenses of its counsel) in connection with this Agreement and the transactions contemplated hereby, up to a maximum of $5,000,000.

                   SECTION 10.5. Successors and Assigns. The provi-sions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of Parent or any of its wholly owned subsidiaries, the right to purchase Shares pursuant to the Offer, but any such transfer or assignment will not relieve Merger Subsidiary of its obligations under the Offer or prejudice the rights of tendering stockholders to receive payment for Shares validly tendered and accepted for payment pursuant to the Offer.

                   SECTION 10.6. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except that the consummation and effective-ness of the Merger shall be governed by, and construed in accordance with, Delaware Law.

                   SECTION 10.7. Counterparts; Effectiveness; Interpre-tation. This Agreement may be signed in any number of counter-parts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. When a reference is made in this Agreement to a Section, such reference shall be to a Sec-tion of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".









                   The parties hereto have caused this Agreement to be signed by their respective authorized officers as of the date first written above.

                        COMPUTER ASSOCIATES INTERNATIONAL, INC.


                        By:/s/ Sanjay Kumar
                           Name:   Sanjay Kumar
                           Title:  President and Chief Operating Officer


                        TSE-TSEHESE-STAESTSE, INC.


                        By:/s/ Sanjay Kumar
                           Name:   Sanjay Kumar
                           Title:  President


                        CHEYENNE SOFTWARE, INC.


                        By:/s/ ReiJane Huai
                           Name:   ReiJane Huai
                           Title:  Chairman and Chief Executive Officer



























                                                                 ANNEX I





                   Notwithstanding any other provision of the Offer, Parent and Merger Subsidiary shall not be required to accept for payment or pay for any Shares, and may terminate the Offer, if (i) by the expiration of the Offer, the Minimum Condition shall not have been satisfied, (ii) by the expiration of the Offer, the applicable waiting period under the HSR Act shall not have expired or been terminated, or (iii) at any time on or after October 7, 1996 and prior to the acceptance for payment of Shares pursuant to the Offer, any of the following condi-tions exist:

                   (a) there shall be instituted or pending any action or proceeding by any Governmental Entity or by any other person, domestic or foreign, before any Governmental
              Entity or arbitrator, (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the making of the Offer, the acceptance for payment of or payment for some of or all the Shares by Parent or Merger Subsidiary or the consummation by Parent or Merger Subsidiary of the Merger, seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated by this Agreement, the Offer or the Merger, (ii) seeking to restrain or prohibit Parent's or Merger Subsidiary's own-ership or operation (or that of their respective subsid-iaries or affiliates) of all or any material portion of the business or assets of the Company and its subsidiar-ies, taken as a whole, or of Parent and its subsidiaries, taken as a whole, or to compel Parent or any of its sub-sidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or of Par-ent and its subsidiaries, taken as a whole, (iii) seeking to impose material limitations on the ability of Parent or any of its subsidiaries or affiliates effectively to exer-cise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by Parent or any of its subsidiaries or affili-ates on all matters properly presented to the Company's stockholders, (iv) seeking to require divestiture by Par-ent or any of its subsidiaries or affiliates of any Shares, or (v) that otherwise, in the judgment of Parent, is likely to materially adversely affect the business, financial condition or results of operations of the Com-pany and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole; provided that, in the case of any instituted or pending action or proceeding described in this subsection (a) above by a person other than a Governmental Entity, there is a substantial proba-bility of a determination material and adverse to Parent







              or any of its subsidiaries or the Company or any of its subsidiaries in such action or proceeding; or

                   (b) there shall be any action taken, or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applica-ble to this Agreement, the Offer or the Merger, by any Governmental Entity or arbitrator other than the applica-tion of the waiting period provisions of the HSR Act to this Agreement, the Offer or the Merger, that, in the judgment of Parent, is likely, directly or indirectly, to result in any of the consequences referred to in clauses
              (i) through (v) of paragraph (a) above; or

                   (c) any change shall have occurred or been threat-ened (or any development shall have occurred or been threatened involving a prospective change) in the busi-ness, financial condition or results of operations of the Company or any of its subsidiaries that, in the reasonable judgment of Parent, is or is likely to have a Material Adverse Effect; or

                   (d) there shall have occurred (i) any general sus-pension of trading in, or limitation on prices for, secu-rities on the New York Stock Exchange or the American Stock Exchange, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any material limitation (whether or not mandatory) by any Governmental Entity on the extension of credit by banks or other lending institutions, (iv) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States which would reasonably be expected to have a Material Adverse Effect or prevent (or materially delay) the consummation of the Offer or (v) in the case of any of the foregoing existing at the time of commencement of the Offer, a material acceleration or worsening thereof; or

                   (e) any Consent (other than the filing of a certifi-cate of merger or approval by the stockholders of the Com-pany of the Merger (if required by Delaware Law)) required to be filed, occurred or been obtained by the Company or any of its subsidiaries or Parent of any of its subsidiar-ies (including Merger Subsidiary) in connection with the execution and delivery of this Agreement, the Offer and the consummation of the transactions contemplated by this Agreement shall not have been filed, occurred or been obtained (other than any such Consents the failure to










              file, occur or obtain in the aggregate, could not reason-ably be expected to (i) have a Material Adverse Effect or
              (ii) prevent or materially delay the consummation of the Offer or the Merger); or

                   (f) the Company shall have breached or failed to perform in any material respect any of its covenants or agreements under this Agreement, or any of the representa-tions and warranties of the Company set forth in this Agreement that is qualified as to materiality shall not be true when made or at any time prior to consummation of the Offer as if made at and as of such time, or any of the representations and warranties set forth in this Agreement that is not so qualified shall not be true in any material respect when made or at any time prior to the consummation of the Offer as if made at and as of such time; or

                   (g) this Agreement shall have been terminated in accordance with its terms; or

                   (h) the Board of Directors of the Company (or any special committee thereof) shall have withdrawn or materi-ally modified its approval or recommendation of the Offer, the Merger or this Agreement; or

                   (i) the Company shall have entered into, or shall have publicly announced its intention to enter into, an agreement or agreement in principle with respect to any Acquisition Proposal;

         which, in the sole judgment of Parent in any such case, and regardless of the circumstances (including any action or omis-sion by Parent or Merger Subsidiary) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment.

                   The foregoing conditions are for the sole benefit of Parent and Merger Subsidiary and may be asserted by Parent in its sole discretion regardless of the circumstances (including any action or omission by Parent or Merger Subsidiary) giving rise to any such condition or (other than the Minimum Condi-tion) may be waived by Parent and Merger Subsidiary in their sole discretion in whole at any time or in part from time to time. The failure by Parent or Merger Subsidiary at any time to exercise its rights under any of the foregoing conditions shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circum-stances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right which may be asserted at any time or from time to









         time. Any determination by Parent concerning the events described in this Section will be final and binding upon all parties.

















































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